As filed with the Securities and Exchange Commission on December 23, 2019

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Youdao, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
No. 399, Wangshang Road, Binjiang District Hangzhou, People’s Republic of China	310051
(Address of Principal Executive Offices)	(Zip Code)

  Share Incentive Plan

(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168
(Name and address of agent for service)

+1 800-221-0102
(Telephone number, including area code, of agent for service)

Copies to:

Feng Zhou Chief Executive Officer Youdao, Inc. No. 399, Wangshang Road, Binjiang District Hangzhou 310051, People’s Republic of China +86 0571-8985-2163	Li He, Esq. Davis Polk & Wardwell LLP 2201 China World Office 2 No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing, 100004 People’s Republic of China +86 10-8567-5000	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Class A ordinary shares, par value US$0.0001 per share	8,349,300(3)	US$2.40(3)	US$20,038,320.00	US$2,600.97
Class A ordinary shares, par value US$0.0001 per share	1,872,922(4)	US$13.95(4)	US$26,127,261.90	US$3,391.32
Total	10,222,222(5)	—	US$46,165,581.90	US$5,992.29
(1)	The Class A ordinary shares of Youdao, Inc. (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing one Class A ordinary share, par value US$0.0001 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-234194).

(2)	Represents Class A ordinary shares which are issuable upon exercise of options and pursuant to other awards granted under the Share Incentive Plan (the “Plan”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)	Represents Class A ordinary shares which are issuable upon the exercise of outstanding options previously granted under the Plan as of the date of this registration statement and the corresponding proposed maximum offering price per share represents the weighted average of the exercise price of options which have been already granted and are outstanding under the Plan.

(4)	Represents Class A ordinary shares to be issued pursuant to the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$13.95 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on December 17, 2019.

(5)	Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that is forfeited, cancelled or otherwise expires for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under the Plan.

(6)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets a portion of the registration fee for this registration statement on Form S-8 by US$1,962.58, which represents the entirety of the registration fee of US$1,962.58 previously paid with respect to the 840,000 unsold securities previously registered on the Registrant’s Registration Statement on Form F-1 (File No. 333-234009) initially filed by the Registrant with the Securities and Exchange Commission on September 30, 2019 and declared effective on October 24, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)         The Registrant’s prospectus filed with the Commission on October 25, 2019 pursuant to Rule 424(b)(4) under the Securities Act (Securities Act File No. 333-234009); and

(2)         The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on October 15, 2019, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-39087).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s fourth amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or default and no such director or officer shall be answerable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Registrant may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Registrant may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office unless the same shall happen through the willful neglect or default of such director or officer.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-234009), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9.  UNDERTAKINGS

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)
4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)
4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)
5.1	Opinion of Maples and Calder (Hong Kong) LLP (filed herewith)
10.1	The First Amended and Restated 2015 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)
23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 23, 2019.

Youdao, Inc.

By:	/s/ Feng Zhou
Name:	Feng Zhou
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Feng Zhou, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2019.

Signature	Title

/s/ William Lei Ding	Director
Name: William Lei Ding

/s/ Feng Zhou	Chief Executive Officer, Director
Name: Feng Zhou	(principal executive officer)

/s/ Harry Heung Yeung Shum	Independent Director
Name: Harry Heung Yeung Shum

/s/ Jimmy Lai	Independent Director
Name: Jimmy Lai

/s/ Yongwei Li	Vice President of Finance
Name: Yongwei Li	(principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youdao, Inc., has signed this registration statement or amendment thereto in New York on December 23, 2019.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President